                                EXHIBIT (8)(j)(1)

                   AMENDMENT NO.2 TO PARTICIPATION AGREEMENT

                             AMENDMENT NO. 2 TO THE
                             PARTICIPATION AGREEMENT
                                      Among
                             WANGER ADVISORS TRUST,
                         LIBERTY FUNDS DISTRIBUTOR, INC.
                                       and
                       TRANSAMERICA LIFE INSURANCE COMPANY

     This Amendment No. 2 is incorporated in and made a part of the Participation Agreement made and entered into as of the 1st day of May, 2002, by and among TRANSAMERICA LIFE INSURANCE COMPANY, (hereinafter the "Company"), an Iowa corporation, on its own behalf and on behalf of each segregated asset account of the Company set forth on Schedule A hereto as may be amended from time to time (each such account hereinafter referred to as the "Account"), and the WANGER ADVISORS TRUST, a business trust organized under the laws of Massachusetts (hereinafter the "Trust") and LIBERTY FUNDS DISTRIBUTOR, INC. (hereinafter the "Underwriter"), a Massachusetts corporation. The Agreement is amended as follows:

     1. Schedule A of the Agreement is hereby deleted in its entirety and replaced with the Schedule A attached hereto.

     All other terms and provisions of the Agreement not amended herein shall remain in full force and effect.

     IN WITNESS WHEREOF, each of the parties hereto have caused their duly authorized officers to execute this Agreement as of December 1, 2003:

                                         Company:
                                         TRANSAMERICA LIFE INSURANCE COMPANY

                                         By its authorized officer,


                                         By: /s/ John K. Carter
                                             -----------------------------------
                                         Name: John K. Carter
                                         Title: Assistant Secretary

                                         Trust:

                                         WANGER ADVISORS TRUST
                                         By its authorized officer,


                                         By: /s/ Vincent Pietropaolo
                                             -----------------------------------
                                         Name: Vincent Pietropaolo
                                         Title: Assistant Secretary

                                         Underwriter:

                                         LIBERTY FUNDS DISTRIBUTOR, INC.
                                         By its authorized officer,


                                         By: /s/ Lewis Antone Jr.
                                             -----------------------------------
                                         Name: Lewis Antone Jr.
                                         Title: VP

                                   SCHEDULE A

             Separate Accounts, Associated Contracts, and Portfolios

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  Name of Separate Account and Date         Policies Funded by the            Portfolio(s) Available
Established by the Board of Trustees           Separate Accounts                Under the Policies
-------------------------------------------------------------------------------------------------------
        Separate Account VA F                 AV721  101 149 1001         Wanger U.S. Smaller Companies
            May 15, 2000                   Under the Marketing Name
                                            "Premier Asset Builder
                                               Variable Annuity"
-------------------------------------------------------------------------------------------------------
        Separate Account VA P                 AV721  101 149 1001         Wanger U.S. Smaller Companies
          November 26, 2001                Flexible Premium Variable
                                        Annuity - A Under the Marketing
                                              Name "Transamerica
                                             Opportunity Builder"
-------------------------------------------------------------------------------------------------------
        Separate Account VA Q                  AV864 101 165 103          Wanger U.S. Smaller Companies
          November 26, 2001                Flexible Premium Variable
                                                  Annuity - B
-------------------------------------------------------------------------------------------------------
        Separate Account VA S                  AV865 101 167 103          Wanger U.S. Smaller Companies
          November 26, 2001                Flexible Premium Variable
                                        Annuity - D Under the Marketing
                                       Name "Huntington Allstar Select"
-------------------------------------------------------------------------------------------------------